                                                                   EXHIBIT 10.30

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

August 24, 2000



VIA FACSIMILE
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600 Seventh Street Associates, Inc.
600 West Seventh Street
Suite 600
Los Angeles, California  90014


          Re:  Telecommunications Office Lease by and between 600 Seventh
               ----------------------------------------------------------
               Street Associates, Inc., and Equinix, Inc., dated August 8, 1999
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Ladies and Gentleman:

     This letter agreement (this "Letter Agreement") is made in connection with that certain Telecommunications Office Lease (the "Lease"), dated as of August 8, 1999, entered into by and between 600 Seventh Street Associates, Inc., a California corporation ("Landlord") and Equinix, Inc., a Delaware corporation ("Tenant"). Landlord and Tenant have agreed, and do hereby agree, to modify the Lease as follows:

     1.   Commencement Date.  Notwithstanding anything in the Lease to the
          -----------------
          contrary, the Lease Commencement Date shall be October 1, 2000; provided, however, the Lease Commencement Date shall be delayed one
          (1) day for each day of delay in satisfaction of the following two (2) conditions: (a) on or before August 28, 2000, Landlord obtains a temporary certificate of occupancy for the Building from the City of Los Angeles, (b) on or before August 28, 2000, Landlord obtains authorization from the City of Los Angeles to grant Tenant access to Tenant's portion of the Generator Fuel Tank so as to allow Tenant to connect such Generator Fuel Tank to Tenant's Generators.

     2.   Tenant Improvement Allowance.  Notwithstanding anything to the
          ----------------------------
          contrary contained in the Lease: (i) Tenant shall be entitled to a Tenant Improvement Allowance in the amount of $3,458,229.00; (ii) Tenant acknowledges receipt of certain invoices sent by Jacqueline C. Wolfe of Landlord to Michele Keefhaver of Tenant under cover of letter dated July 20, 2000 (the "Invoices"), which Invoices indicate that Landlord has performed certain improvement work on behalf of Tenant; (iii) Tenant and Landlord agree that the amount to be reimbursed by Tenant to Landlord for such work relating to the Invoices is $1,172,282.00 and such amount shall be offset against the Tenant Improvement Allowance; (iv) Tenant shall have no further payment obligation to Landlord with respect to such work relating to the Invoices and such payment shall constitute full satisfaction of all amounts owed to Landlord as reimbursement of the costs of such work relating to such Invoices; and (v) the foregoing shall not be deemed a waiver of Tenant's right to receive the remainder of the Tenant Improvement Allowance in the amount of $2,285,947.00. Landlord shall wire the remaining Tenant Improvement Allowance set forth in (v) above to Tenant upon the closing of the sale of the Building by Landlord to 360networks inc. Landlord shall not have the right to perform any future work for or on behalf of Tenant except as provided for in the Lease. Notwithstanding the foregoing, Tenant expressly reserves all rights and remedies with respect to Landlord's performance of any Compliance Work or punch list items relating to Landlord's performance of the work relating to the Invoices.

     3.   Standard Tenant Services.  The number of bus ducts through which
          ------------------------
          Tenant obtains its electrical supply for the Premises pursuant to
          Section 6.1.2 of the Lease is hereby increased from two (2) to three
          (3). Landlord shall use its best efforts to assist Tenant in energizing the third bus duct and coordinating such energization with the Depart of Water and Power of the City of Los Angeles.

     4.   Fuel Tank Capacity.  Section 22.1.4 of the Lease is hereby amended by
          ------------------
          replacing the number "10,000" with the number "20,000" in the first sentence of Section 22.1.4.

     5.   Conduits.  Section 22.1.7(ii) of the Lease is hereby deleted in its
          --------
          entirety and replaced with the following:

          "(ii) eight (8) four inch (4.0") aluminum conduits in the interconnect riser of the Building (the "Interconnect Riser") running from the fifth (5/th/) floor to the seventh (7/th/) floor of the Building, and
          (iii) eight (8) four inch (4.0") aluminum conduits in shafts 510 through 710 of the Building running from the fifth (5/th/) floor to the seventh (7/th/) floor of the Building (collectively, "Tenant's Conduit")."

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

     6.   Exhibit H.  The first paragraph of Section 1 of Exhibit H to the Lease
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          is hereby deleted in its entirety and replaced with the following:

          "Tenant wishes to install on the top roof of the Building (a) customer antennas as more particularly described below in this section (collectively, "Antennas"); and (b) four (4) four inch (4.0") conduits and three (3) one inch (1.0") conduits connecting customer Antennas to the Premises (collectively, the "Antenna Conduits"). The Antennas to be installed by Tenant under this Rider shall be installed on a one thousand square foot platform on the roof of the Building in the area bounded by Carrier Center drawings column lines 5 to 7, and M to N ("Antenna Space")."

     7.   Exhibit B.  Exhibit B, Schedule 2, 1/st/ Floor, Item 1 of the Lease is
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          hereby amended to provide that Tenant shall have shaft access from the basement of the Building to the Premises for generator conduits, due to relocation of the generators from the roof to the basement and Exhibit B, Schedule 2, 7th Floor, Item 1, of the Lease is hereby deleted in its entirety.

     8.   Address of Tenant (Section 29.18):  The address of Tenant for
          ---------------------------------
          notices under the Lease is hereby amended as follows:

          Equinix, Inc.
          2450 Bayshore Parkway
          Mountain View, CA 94043-1107
          Attention:  Real Estate Counsel

          With a copy to:

          Equinix, Inc.
          [*]
          ===
          [*]
          ===
          Los Angeles, CA [*]
                          ===

     Except as expressly modified in this Letter Agreement, all terms and conditions of the Lease shall remain unmodified and in full force and effect. Defined terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Lease.

     The Lease as modified by this Letter Agreement sets forth the full and complete understanding between Landlord and Tenant. This Letter Agreement may be executed in counterparts. The telecopy transmission of a signed copy of this Letter Agreement shall constitute a binding and effective execution by the signing party.

     By executing below the parties acknowledge and agree to the terms and conditions set forth in this Letter Agreement. Notwithstanding anything in this Letter

________________
  *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Agreement to the contrary, this Letter Agreement shall be effective if and when
(and only if and when): (i) this Letter Agreement is executed by each party and delivered to the other party; and (ii) an original fully executed tenant estoppel in the form required pursuant to the Lease (as may be modified by the terms of this Letter Agreement), has been delivered to Landlord by August 25, 2000. Failure of Tenant to deliver the estoppel by August 25, 2000 shall render this Letter Agreement null and void and of no further force and effect.


EQUINIX, INC.,
a Delaware corporation


By:   /s/ Renee F. Lanam
     _________________________________

      General Counsel
     _________________________________
     [Printed Name and Title]


The foregoing is agreed and consented to this ____ day of August, 2000.

600 SEVENTH STREET ASSOCIATES, INC.,
a California corporation


By:   /s/ Jack Matthews
     _________________________________

      Vice President
     _________________________________
     [Printed Name and Title]

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